Exhibit 99.1

Contact info: Roger R. Hopkins, 615-890-9100
Chief Accounting Officer

NHI Announces Fourth Quarter 2016 Earnings Release and Conference Call Date

MURFREESBORO, Tenn.--(January 25, 2017)-- National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the fourth quarter ended December 31, 2016. NHI plans to issue its earnings release for the fourth quarter before the market opens on Friday, February 17, 2017, and will host a conference call on the same day at 12 p.m. ET. The number to call for this interactive teleconference is (800) 699-3715 with the confirmation number, 21843254.

The live broadcast of NHI’s fourth quarter conference call will be available online at www.nhireit.com and https://www.webcaster4.com/Webcast/Page/633/19531 on Friday, February 17, 2017, at 12 p.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.